Exhibit 99.2
Ciao! Comparison Shopping Employee FAQ Document
Updated as of 10/1/2008
General — Employment, Compensation, and Benefits
1.	Will I become a Microsoft employee after the close?
At close, the entire Ciao! Comparison Shopping organization, along with its current, regular employees will become a wholly-owned subsidiary of Microsoft. At that time all Ciao! Comparison Shopping employees will remain on existing compensation and benefits plans. The anticipated timeline to transition into Microsoft pay and benefits plans is in mid-to-late calendar year 2009.
2.	How will this transaction impact my current compensation (salary, bonus, and incentive plan), benefits, holiday, and vacation schedule?
We have been informed that Microsoft doesn’t plan to make any immediate changes to your compensation and benefits plans including your salary, bonus, incentive plans, holiday, and vacation schedules. The anticipated timeline to transition into Microsoft pay and benefits plans is in mid-to-late calendar year 2009. As part of integration planning, we will work with Microsoft to evaluate our programs in comparison to Microsoft’s and communicate any changes as appropriate. Our goal is to provide total reward packages that are market competitive and promote a pay for performance philosophy.
3.	What is Microsoft’s global benefit philosophy?
Microsoft’s philosophy on benefits is simple: empower people with the healthcare options, resources, and financial incentives they need to be successful. Microsoft benefits are customized by country. Additional information is available in the regional sections of the Microsoft Careers website.
4.	If I hold unexercised, unvested or vested, Greenfield Online stock options, what happens to my stock options?
You will be notified via regular mail about the treatment of your stock options. Immediately before the closing of the tender offer, all outstanding stock options held by current employees will fully vest and be treated as follows:
•	If the exercise price per share of your stock options is below the per share offer price for the transaction, you will be paid cash equal to the difference between $17.50 and the exercise price per share of such options multiplied by the number of option shares, less applicable tax withholdings.

•	If the exercise price per share of your stock options is greater than the offer price per share for the transaction, such stock option will be cancelled and you will not receive any compensation with respect to such options.
Offices
5.	Will we keep all of our offices following the close of the deal?
It is too early to determine at this time. We have been informed that in the months after close, Ciao! Comparison Shopping locations will stay as they currently are. We are currently working with Microsoft to build an integration plan. We don’t anticipate significant relocations due to the acquisition. We are committed to providing you updates as integration planning moves forward.
6.	What will happen to the Ciao brand?
Microsoft recognizes and appreciates the value of the Ciao brand in the marketplace. There are no specific plans yet.
General — IT infrastructure
7.	What happens to our internal infrastructure, systems, technology and processes (i.e. email, intranet, purchasing, licensing, legal, etc.)
It’s too early to determine how our internal infrastructure, systems, technology, processes and support functions will change following the close of the deal. We will partner closely with the Microsoft IT integration team to determine the ongoing need for the various functions. Our goal is to minimize the disruption to the business. We will share more detailed information as it becomes available. The long term goal for the Ciao platform will be to migrate to the .NET environment. The roadmap will be planned with the input of the Ciao team after close.
Additional information and where to find it
Advisory and Important Additional Information
This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Greenfield Online or Microsoft. Crisp Acquisition Corporation, a subsidiary of Microsoft has commenced the tender offer by filing a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and Greenfield Online has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER IS BEING MADE SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF

TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.
The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement is being made available to all stockholders of Greenfield Online, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Microsoft and the Company with the SEC) and the Solicitation/Recommendation Statement are also available for free at the SEC’s website at www.sec.gov. Investors and security holders are strongly advised to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the tender offer referred to in these Frequently Asked Questions because they contain important information. The tender offer materials may also be obtained for free by contacting the information agent for the tender offer.
Advisors disclaimer
Deutsche Bank Securities Inc., acted as financial advisor to Greenfield Online in connection with the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to Greenfield Online. Perkins Coie LLP acted as legal advisor to Microsoft. The transaction will be financed by cash on hand at Microsoft.
Cautionary Note Regarding Forward Looking Statements
Certain statements contained in this presentation about our expectation of future events or results constitute forward-looking statements. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the

Company’s website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.